Exhibit 10.27

Aufhebungsvertrag		Termination Agreement

Zwischen		Between

der MTS Sensor Technologie GmbH & Co. KG
Auf dem Schüffel 9
D-58513 Lüdenscheid
Deutschland
(im Folgenden als “MTS” bezeichnet)

und

Herrn Joachim Hellwig,
Carl-Berg-Weg 14
58509 Lüdenscheid
Deutschland

(im Folgenden als “Geschäftsführer” bezeichnet)

MTS Sensor Technologie GmbH & Co. KG
Auf dem Schüffel 9
D-58513 Lüdenscheid
Germany
(hereinafter referred to as “MTS”)

and

Mr. Joachim Hellwig,
Carl-Berg-Weg 14
58509 Lüdenscheid
Germany

(hereinafter referred to as “Managing Director”)

wird Folgendes vereinbart:		agree as follows:

§ 1 Aufhebung des Anstellungsvertrages		§ 1 Termination

1.	Die Parteien heben hiermit das zwischen ihnen bestehende Anstellungsverhältnis mit Ablauf des 31.03.2014 (Austrittstermin) auf.	1.	The Parties herewith agree that their employment relationship will end on 2014-03-31 (date of termination).

2.	Bis zum Austrittstermin erhält der Geschäftsführer seine monatlichen Fixbezüge in Höhe von € 21.126,08 brutto, sowie sämtliche vertraglich ihm zustehenden variablen Vergütungs-bestandteile.	2.	Until this date of termination, the Managing Director will receive his monthly fixed salary in the amount of € 21.126,08 EUR gross and all other variable remuneration as per his employment contract.

3.	Den ihm auch zu Privatzwecken überlassenen Dienstwagen (amtl. Kennzeichen MK XY-132) kann der Geschäftsführer zu unveränderten Konditionen bis zum Austrittstermin weiter nutzen.	3.	Until the date of termination the Managing Director shall also be entitled to use the company car (license plate no MK XY-132 at unchanged conditions for private purposes.

§ 2 Niederlegung des Amtes als Geschäftsführer		§ 2 Resignation as Managing Director

1.	Der Geschäftsführer hat mit gesonderten Schreiben sein Amt als Geschäftsführer der MTS Sensor Technologie und Verwaltungs GmbH mit sofortiger Wirkung niedergelegt.	1.	The Managing Director by separate letter has resigned from his office as Managing Director of MTS Sensor Technologie und Verwaltungs GmbH with immediate effect.

Exhibit 10.27

2.	MTS wird unverzüglich einen neuen Geschäftsführer der MTS Sensor Technologie und Verwaltungs GmbH bestellen.	2.	MTS shall appoint a new Managing Director of MTS Sensor Technologie und Verwaltungs GmbH without undue delay.

§ 3 Beratungstätigkeit		§ 3 Advisory Position

1.	Der Geschäftsführer steht MTS im Rahmen des noch laufenden Dienstverhältnisses ab sofort beratend zur Verfügung, insbesondere für seinen Nachfolger im Amt des Geschäftsführers.	1.	Until the date of termination the Managing Director will remain in an advisory position on the basis of the existing employment agreement.

2.	Mit der Position ist keine rechtliche Vertretungsbefugnis nach außen verbunden. Die Bestimmungen der §§ 1 und 2 des Anstellungsvertrags vom 22.02.1991/15.03.1991 sind hiermit aufgehoben.	2.	This position includes no right of legal representation of MTS. Sections 1 and 2 of the employment agreement dated 1991-02-22/1991-03-15 are herewith terminated.

§ 4 Firmenunterlagen und sonstiges Firmeneigentum		§ 4 Company documents and other company property

1.	Der Geschäftsführer wird spätestens am 15.03.2013 sämtliche MTS gehörende Unterlagen, Schlüssel und sonstige ihm überlassene Gegenstände zurückgeben.	1.	The Managing Director shall return all documents, keys and any other items belonging to MTS latest 15.03.2013

	Dazu zählen insbesondere		This includes in particular:

-	Ein Mobiltelefon nebst SIM-Karte	-	the mobile phone incl. SIM-card,

-	der Laptop	-	a lap-top

-	sämtliche Firmenschlüssel, ID-Karten u.Ä.	-	all company keys, ID badges etc.

2.	Auf Verlangen wird er schriftlich bestätigen, dass die Herausgabe sämtlicher Gegenstände und Unterlagen vollständig erfolgt ist und er keine Kopien, gleich ob elektronisch oder in papierner Form, behalten hat.	2.	Upon request, the employee shall confirm to the employer that he has returned all such items and documents in complete and he has kept no hard or electronic copies of them.

§ 5 Sonstiges		§ 5 Other Provisions

Im Übrigen bleiben die Bestimmungen des Anstellungsvertrags vom 22.02.1991 / 15.03.1991 sowie sonstige Vereinbarungen unbe rührt.		With the exception of the aforementioned, all other provisions of the employment agreement dated 1991-02-22 / 1991-03-15 and other agreements remain unaffected.

Exhibit 10.27

Die bestehende Pensionszusage ist nicht Bestandteil dieser Vereinbarung und behält ihre volle Gültigkeit.		The existing pension plan is not affected by this agreement and will remain valid.

§ 6 Schriftformklausel, maßgebliche Fassung		§ 6 Written form, Decisive Language

1	Änderungen dieses Vertrages durch individuelle Vertragsabreden sind formlos wirksam. Im Übrigen bedürfen Vertragsänderungen der Schriftform. Dies gilt auch für diese Schriftformklausel.	1.

Amendments to this Agreement by individual contractual arrangement shall be valid. Otherwise, contractual amendments must be in written form. This also applies to the amendment of this written form agreement.

2	Dieser Vertrag ist zweisprachig aufgestellt. Maßgeblich ist die deutsche Fassung.	2.	This agreement is set up in two languages. The German version is decisive.

3.	Mit dem Zustandekommen dieses Vertrages sind sämtliche gegenseitige Rechten und Pflichten aus dem Anstellungsverhältnis abgegolten.	3.	With the undersigning of this contract all rights and obligations of both parties arising from the employment agreement are satisfied and concluded.
§ 7 Salvatorische Klausel		§ 7 Severability clause

Sollte eine Bestimmung dieses Vertrages unwirksam sein, wird die Wirksamkeit der übrigen Bestimmungen davon nicht berührt. Die Parteien verpflichten sich, an Stelle der unwirksamen Bestimmung eine dieser Bestimmung möglichst nahekommende wirksame Regelung zu treffen.

Should a provision of this Agreement be invalid, this shall not affect the validity of the remaining provisions. The parties undertake to replace an invalid provision with a valid provision that comes as close as possible to that provision.

Lüdenscheid, den 11. März 2013		Lüdenscheid, March 11, 2013

/s/ Jeffrey A. Graves	/s/ Kristin E. Trecker	/s/ Joachim Hellwig

Dr. Jeffrey A. Graves	Kristin E. Trecker, SPHR	Joachim Hellwig

Namens und in Vollmacht der Gesellschafter / in the name and on behalf of the shareholders